Exhibit 10.1

EXECUTION VERSION

SUBORDINATED NOTE PURCHASE AGREEMENT
This SUBORDINATED NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of November 12, 2019, is made by and among Investar Holding Corporation, a Louisiana corporation (the “Company”), and the several purchasers identified on the signature pages hereto (each a “Purchaser” and collectively, the “Purchasers”).
RECITALS
WHEREAS, the Company is offering for sale to the Purchasers up to $25,000,000 in aggregate principal amount of Subordinated Notes (as defined herein), which aggregate amount is intended to qualify as Tier 2 Capital (as defined herein).
WHEREAS, the Company has engaged Performance Trust Capital Partners as its exclusive placement agent (“Placement Agent”) for the offering of the Subordinated Notes;
WHEREAS, each of the Purchasers is an institutional accredited investor as that term is defined in Rule 501 of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or a qualified institutional buyer as that term is defined in Rule 144A promulgated under the Securities Act (“QIB”);
WHEREAS, the offer and sale of the Subordinated Notes by the Company is being made in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated under the Securities Act; and
WHEREAS, each Purchaser has agreed to purchase from the Company a Subordinated Note in the principal amount set forth on such Purchaser’s signature page hereto (the “Note Amount”) in accordance with the terms, subject to the conditions and in reliance on, the recitals, representations, warranties, covenants and agreements set forth herein and in the Subordinated Notes.
NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained and other good and valuable consideration, the receipt of which is acknowledged, the undersigned parties agree as follows:
AGREEMENT
1.    DEFINITIONS; INTERPRETATION.

1.1Defined Terms. In this Agreement, unless the context otherwise requires or unless otherwise specifically provided in this Agreement:

“Affiliate(s)” means, with respect to any Person, such Person’s immediate family members, partners, members or parent and subsidiary corporations, and any other Person directly or indirectly controlling, controlled by, or under common control with said Person and their respective Affiliates.
“Agreement” has the meaning set forth in the preamble.

“Bank” means Investar Bank, National Association, a national banking association and wholly owned subsidiary of the Company.
“Board of Directors” means the Board of Directors of the Company.
“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in the State of Louisiana are permitted or required by any applicable Law or executive order to close.
“Closing” has the meaning set forth in Section 2.2.1.
“Closing Date” has the meaning set forth in Section 2.2.1.
“Commission” means the Securities and Exchange Commission.
“Company” has the meaning set forth in the preamble and will include any successors to the Company.
“Company Financial Statements” mean (i) the audited financial statements of the Company for the year ended December 31, 2018; and (ii) the unaudited financial statements of the Company for the quarters ended March 31, 2019 and June 30, 2019.
“Company Reports” has the meaning set forth in Section 3.7.
“Disclosure Letter” has the meaning set forth in Section 1.3.
“DTC” has the meaning set forth in Section 5.1.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“FDIC” means the Federal Deposit Insurance Corporation.
“Federal Reserve” means the Board of Governors of the Federal Reserve System.
“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America.
“Governmental Entity” means, individually or collectively, any arbitrator, court, governmental body, commission, board, regulatory body, administrative agency or authority or agency with jurisdiction over the Company or any Subsidiary of the Company or any of their respective properties, assets or operations.
“Holder” has the meaning set forth in Section 5.4.2.
“Indebtedness” has the meaning set forth in Section 3.3.3.
“Law” has the meaning set forth in Section 3.13.
“Lien” has the meaning set forth in Section 3.3.2.

“Material Adverse Effect” means any change or effect that (i) is or would be reasonably likely to be material and adverse to the financial condition, results of operations or business of the Company and its Subsidiaries taken as a whole, or (ii) would materially impair the ability of the Company to perform its obligations under any of the Transaction Documents or otherwise materially impede the consummation of the transactions contemplated hereby; provided, however, that “Material Adverse Effect” will not be deemed to include the impact of (1) changes in banking and similar Laws, rules or regulations of general applicability or interpretations thereof by Governmental Entities, (2) changes in GAAP or regulatory accounting requirements applicable to financial institutions and their holding companies generally, (3) changes after the date of this Agreement in general economic or capital market conditions affecting financial institutions or their market prices generally and not specifically related to the Company or its Subsidiaries, including changes in prevailing interest rates, credit availability and liquidity, currency exchange rates, and price levels or trading volumes in the United States or foreign securities markets, (4) direct effects of compliance with this Agreement on the operating performance of the Company or its Subsidiaries, including expenses incurred by the Company or its Subsidiaries in consummating the transactions contemplated by this Agreement, (5) the effects of any action or omission taken by the Company with the prior written consent of each of the Purchasers, or as otherwise contemplated by this Agreement and the Subordinated Notes and (6) changes in global or national political conditions, including the outbreak, continuation or escalation of war, hostilities or acts of terrorism (whether declared or undeclared), any national or international calamity, or any natural disasters.
“Note Amount” has the meaning set forth in the Recitals.
“Person” means an individual, a corporation (whether or not for profit), a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization, a government or any department or agency thereof (including a Governmental Entity) or any other entity or organization.
“Placement Agent” has the meaning set forth in the recitals.
“Previously Disclosed” with regard to a party means information set forth in its Disclosure Letter, and in the case of the Company, also includes any information set forth in any filing made by the Company under the Exchange Act with the Commission.
“Purchaser” or “Purchasers” has the meaning set forth in the preamble.
“QIB” has the meaning set forth in the recitals.
“Regulation D” has the meaning set forth in the recitals.
“Regulatory Agreement” has the meaning set forth in Section 3.14.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Secondary Market Transaction” has the meaning set forth in Section 5.6.
“Securities Act” has the meaning set forth in the recitals.
“Subordinated Note(s)” means any one of an issue of Company notes designated as the “5.125% Fixed to Floating Rate Subordinated Notes due 2029,” in substantially the form attached as Exhibit A, as amended, restated, supplemented or modified from time to time, and each Subordinated Note delivered in substitution or exchange for such Subordinated Note.

“Subsidiary” means with respect to any Person, any corporation or entity in which a majority of the outstanding equity interests is directly or indirectly owned by such Person.

“Tier 2 Capital” has the meaning given to the term “Tier 2 capital” in 12 C.F.R. Part 217 and 12 C.F.R. Part 250, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

“Transaction Documents” means this Agreement and the Subordinated Notes, collectively.
1.2    Interpretation. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words “hereof”, “herein” and “hereunder” and words of like import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “including” when used in this Agreement without the phrase “without limitation,” will mean “including, without limitation.” All references to time of day herein are references to Eastern Time unless otherwise specifically provided. All references to this Agreement will be deemed to be to such documents as amended, modified or restated from time to time. With respect to any reference in this Agreement to any defined term, (i) if such defined term refers to a Person, then it will also mean all heirs, legal representatives and permitted successors and assigns of such Person, and (ii) if such defined term refers to a document, instrument or agreement, then it will also include any amendment, replacement, extension or other modification thereof.

1.3    Disclosure Letter. On or prior to the date hereof, the Company has delivered to each Purchaser, and each Purchaser has delivered to the Company, to the extent applicable, a letter (a “Disclosure Letter”) setting forth, among other things, items the disclosure of which is (i) required by an express disclosure requirement contained in a provision hereof or (ii) necessary or appropriate to take exception to one or more representations or warranties contained in Article 3 with respect to the Company, or in Article 4 with respect to such Purchaser, or to one or more covenants contained in this Agreement; provided, that if such information is disclosed in such a way as to make its relevance or applicability to another provision of this Agreement reasonably apparent on its face, such information shall be deemed to be responsive to such other provision of this Agreement. Notwithstanding anything in this Agreement to the contrary, the mere inclusion of an item in a Disclosure Letter shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

2.    PURCHASE; CLOSING.

2.1    Purchase. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each Purchaser, severally and not jointly, and each Purchaser, severally and not jointly, agrees to purchase from the Company, at a purchase price of 100% of the Note Amount thereof, the aggregate principal amount of the Subordinated Notes set forth on the signature page for such Purchaser.

2.2Closing.

2.2.1The closing of the purchase of the Subordinated Notes by the Purchasers (the “Closing”) will occur at 10:00 a.m., Central time, on the date hereof at the offices of the Company, or remotely via the electronic or other exchange of documents and signature pages, or such other date or location as agreed by the parties. The date of the Closing is referred to as the “Closing Date.”

2.2.2At the Closing, each Purchaser will deliver the Note Amount set forth on each Purchaser’s respective signature page hereto to the Company in exchange for a Subordinated Note with a principal amount equal to such Note Amount. The Company will deliver to the respective Purchaser one or more certificates representing the Subordinated Notes in definitive form (or provide evidence of the same with the original to be delivered by the Company by overnight delivery on the next calendar day in accordance with the delivery instructions of the Purchaser), registered in such names and denominations as such Purchasers may request.

2.3Closing Deliverables. In conjunction with and as additional (but independent) supporting evidence for certain of the covenants, representations and warranties made by the Company herein, at the Closing, the Company will deliver or cause to be delivered to each Purchaser each of the following, the delivery of which will be a condition to the Purchaser’s obligation to purchase the Subordinated Notes:

2.3.1A copy, certified by the Secretary or Assistant Secretary of the Company, of (1) the Articles of Incorporation of Company, (2) the Bylaws of Company and (3) the resolutions of the Board of Directors authorizing the issuance of the Subordinated Notes and the execution, delivery and performance of the Transaction Documents;

2.3.2A good standing certificate of the Company issued by the Secretary of State of the State of Louisiana;

2.3.3An incumbency certificate of the Secretary or Assistant Secretary of Company certifying the names of the officer or officers of the Company authorized to sign this Agreement, the Subordinated Notes and the other documents provided for in this Agreement, together with a sample of the true signature of each such officer (a Purchaser may conclusively rely on such certificate until formally advised by a like certificate of any changes therein);

2.3.4An opinion of counsel to Company, dated as of the Closing Date, substantially in the form of Exhibit B attached hereto and addressed to the Purchasers;

2.3.5Such other additional information regarding the Company and its assets, liabilities (including any liabilities arising from, or relating to, legal proceedings) and contracts as a Purchaser may reasonably request; and

2.3.6Such other certificates, affidavits, schedules, resolutions or notes as are provided for hereunder or as a Purchaser may reasonably request.

3.REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Purchaser as follows:
3.1Organization and Authority. Each of the Company and its Subsidiaries is a corporation, bank or other entity duly organized and validly existing under the Laws of the jurisdiction of its incorporation or organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified except where any failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and has the corporate or other organizational power and authority to own its properties and assets and to carry on its business as it is now being conducted. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and under applicable state Laws.

3.2    Company Subsidiaries. The Company owns, directly or indirectly, all of its interests in each Subsidiary of the Company free and clear of any and all Liens. The deposit accounts of the Bank are insured by the FDIC to the fullest extent permitted by the Federal Deposit Insurance Act, as amended, and the rules and regulations of the FDIC thereunder, and all premiums and assessments required to be paid in connection therewith have been paid when due (after giving effect to any applicable extensions). The Company beneficially owns all of the outstanding capital securities and has sole control of the Bank.

3.3    Authorization; No Conflicts; No Default.

3.3.1The Company has the corporate power and authority to execute and deliver the Transaction Documents and to perform its obligations thereunder. The execution, delivery and performance of the Transaction Documents by the Company and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company. No other corporate proceedings are necessary for the execution and delivery by the Company of the Transaction Documents, the performance by it of its obligations thereunder or the consummation by it of the transactions contemplated thereby. The Transaction Documents have been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by each Purchaser and the other parties thereto, are the valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles (whether applied in equity or at law).

3.3.2Neither the execution and delivery by the Company of the Transaction Documents nor the consummation of the transactions contemplated thereby, nor compliance by the Company with any of the provisions hereof or thereof, will (1) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or result in the loss of any benefit or creation of any right on the part of any third party under, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any lien, charge, adverse right or claim, pledge, covenant, title defect, security interest and other encumbrance of any kind (“Lien”) upon any of the properties or assets of the Company or any Subsidiary of the Company, under any of the terms, conditions or provisions of (i) the articles of incorporation, charter or bylaws (or similar governing documents) of the Company or any of its Subsidiaries or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which it may be bound, or to which the Company or any of its Subsidiaries, or any of the properties or assets of the Company or any of its Subsidiaries may be subject, or (2) violate any Law or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, except in the case of clauses (1)(ii) and (2) of this paragraph for such violations, conflicts and breaches as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.3.3None of the Company, the Bank or any other Subsidiary of the Company is in default in the performance, observance or fulfillment of any of the terms, obligations, covenants, conditions or provisions contained in any indenture or other agreement creating, evidencing or securing Indebtedness of any kind or pursuant to which any such Indebtedness is issued, or other agreement or instrument to which the Company, Bank or any other Subsidiary of the Company is a party or by which the Company, the Bank or any other Subsidiary of the Company or their respective properties may be bound or affected, except, in each case, only such defaults that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect. For purposes of this Agreement, “Indebtedness” means: (1) all items arising from the borrowing of money that, according to GAAP as in effect from time to time, would be included in determining total liabilities as shown on the consolidated balance sheet of the Company; and (2) all obligations secured by any lien in property owned by the Company whether or not such obligations will have been assumed; provided, however, Indebtedness will not include deposits or other indebtedness created, incurred or maintained in the ordinary course of the Company’s or the Bank’s business (including, without limitation, federal funds purchased, advances from any Federal Home Loan Bank, Federal Reserve Bank, secured deposits of municipalities and repurchase arrangements) and consistent with customary banking practices and applicable Laws and regulations.

3.4    Governmental and Other Consents. No orders, permissions, consents, approvals or authorizations from any Governmental Entity are required to be obtained by the Company that have not been obtained, and no registrations or declarations are required to be filed by the Company that have not been filed in connection with, or, in contemplation of, the execution and delivery of, and performance under, the Transaction Documents, except for applicable requirements, if any, of the Securities Act, the Exchange Act or state securities Laws or “blue sky” Laws of the various states and any applicable federal or state banking Laws and regulations.

3.5    Litigation and Other Proceedings. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there is no pending or, to the Knowledge of the Company, threatened claim, action, suit, arbitration, complaint, charge or investigation or proceeding against the Company or any of its Subsidiaries or any of its assets, rights or properties, nor is the Company or any of its Subsidiaries a party or named as subject to the provisions of any order, writ, injunction, settlement, judgment or decree of any court, arbitrator or government agency, or instrumentality. The Company is in material compliance with all existing decisions, orders, and agreements of or with Governmental Entities to which it is subject or bound.

3.6    Financial Statements. The Company Financial Statements (including the related notes, where applicable), which have been provided to the Purchasers, (i) have been prepared from, and are in accordance with, the books and records of the Company; (ii) fairly present in all material respects the results of operations, cash flows, changes in stockholders’ equity and financial position of the Company and its consolidated Subsidiaries, for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount), as applicable; (iii) complied as to form, as of their respective dates of filing in all material respects with applicable accounting and banking requirements as applicable, with respect thereto; and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto.

3.7    Reports. Since December 31, 2018, the Company and each Subsidiary of the Company have filed all material reports, registrations, documents, filings, statements and submissions, together with any required amendments thereto, that were required to be filed with any Governmental Entity (collectively, the “Company Reports”) and have paid all material fees and assessments due and payable in connection therewith. As of their respective filing dates, the Company Reports complied in all material respects with all Laws, as the case may be.

3.8    Books and Records; Internal Accounting and Disclosure Controls. The books and records of the Company and its Subsidiaries are complete and correct in all material respects. No written or, to the Knowledge of the Company, oral notice or allegation of any material inaccuracies or discrepancies in such books and records has been received by the Company. The records, systems, controls, data and information of the Company and its Subsidiaries are recorded, stored, maintained and operated under means, including any electronic, mechanical or photographic process, whether computerized or not, that are under the exclusive ownership and direct control of the Company or its Subsidiaries or accountants, including all means of access thereto and therefrom, except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.9    Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other affiliated entity that is not reflected on the Company Financial Statements.

3.10    Risk Management Instruments. All material derivative instruments, including swaps, caps, floors and option agreements entered into for the Company’s or any of its Subsidiaries’ own account were entered into only in the ordinary course of business, in accordance with prudent practices and in all material respects with all applicable Laws, and with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or its Subsidiary, as applicable, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles, whether applied in equity or at law. Neither the Company nor, to the Knowledge of the Company, any other parties thereto is in breach of any of its material obligations under any such agreement or arrangement.

3.11    No Undisclosed Liabilities. There are no liabilities of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, except for liabilities adequately reflected or reserved against in accordance with GAAP in the Company Financial Statements and liabilities that have arisen in the ordinary and usual course of business and consistent with past practice since December 31, 2018, and that have not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.12    Absence of Certain Changes. Since January 1, 2019, except as Previously Disclosed, (1) the Company and the Company Subsidiaries have conducted their respective businesses in all material respects in the ordinary and usual course of business consistent with past practices, (2) none of the Company or any Company Subsidiary has incurred any material liability or obligation, direct or contingent, for borrowed money, except borrowings in the ordinary course of business, (3) the Company has not made or declared any distribution in cash or in kind to its shareholders or issued or repurchased any shares of its capital stock, except for quarterly dividends to holders of Company common stock, (4) through (and including) the date of this Agreement, no fact, event, change, condition, development, circumstance or effect has occurred that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (5) no material default (or event which, with notice or lapse of time, or both, would constitute a material default) exists on the part of the Company or any Company Subsidiary or, to the Knowledge of the Company, on the part of any other party, in the due performance and observance of any term, covenant or condition of any agreement to which the Company or any Company Subsidiary is a party and which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.13    Compliance with Laws. The Company and each of its Subsidiaries have all permits, licenses, franchises, authorizations, orders and approvals of, and have made all filings, applications and registrations with, Governmental Entities that are required in order to permit them to own or lease their properties and assets and to carry on their business as presently conducted and that are material to the business of the Company and each such Subsidiary, except where the failure to have such permits, licenses, franchises, authorizations, orders and approvals, or to have made such filings, applications and registrations, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as Previously Disclosed or where disclosure is prohibited by Law, the Company and each Subsidiary of the Company have complied in all material respects and (1) are not in default or violation in any respect of, (2) to the Company’s Knowledge, are not under investigation with respect to, and (3) to the Company’s Knowledge, have not been threatened to be charged with or given notice of any material violation of, any applicable material domestic (federal, state or local) or foreign law, statute, ordinance, license, rule, regulation, policy or guideline, order, demand, writ, injunction, decree or judgment of any Governmental Entity (each, a “Law”), other than such noncompliance, defaults or violations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except for statutory or regulatory restrictions of general application, no Governmental Entity has placed any material restriction on the business or properties of the Company or any of its Subsidiaries. As of the date hereof, the Bank has a Community Reinvestment Act rating of “satisfactory” or better.

3.14    Agreements with Regulatory Agencies. Except as Previously Disclosed or where disclosure is prohibited by Law, neither the Company nor any Company Subsidiary (1) is subject to any cease-and-desist or other similar order or enforcement action issued by, (2) is a party to any written agreement, consent agreement or memorandum of understanding with, (3) is a party to any commitment letter or similar undertaking to, (4) is subject to any capital directive by, or (5) since December 31, 2018, has adopted any board resolutions at the request of, any Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, or its management (each item in this sentence, a “Regulatory Agreement”), nor has the Company nor any of its Subsidiaries been advised since December 31, 2018, by any Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Regulatory Agreement.

3.15    Brokers and Finders. Except for commissions paid to the Placement Agent, neither the Company nor any Affiliate of the Company is obligated to pay any brokerage commission or finder’s fee to any Person in connection with the transactions contemplated by this Agreement.

3.16    Tax Matters. The Company and each of its Subsidiaries has (1) filed all material foreign, U.S. federal, state and local tax returns, information returns and similar reports that are required to be filed, and all such tax returns are true, correct and complete in all material respects, and (2) paid all material taxes required to be paid by it and any other material assessment, fine or penalty levied against it other than taxes (A) currently payable without penalty or interest, or (B) being contested in good faith by appropriate proceedings.

3.17    Offering of Securities. Neither the Company nor any Person acting on its behalf has taken any action which would subject the offering, issuance or sale of the Subordinated Notes to the registration requirements of the Securities Act. Neither the Company nor any Person acting on its behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Subordinated Notes. Assuming the accuracy of each Purchaser’s representations and warranties set forth in this Agreement, no registration under the Securities Act is required for the offer and sale of the Subordinated Notes by the Company to the Purchasers.

3.18    Investment Company Status. The Company is not, and upon consummation of the issuance and sale of the Subordinated Notes will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated Person” of, or “promoter” or “principal underwriter” of, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

3.19    No Misstatement. None of the representations, warranties, covenants and agreements made in this Agreement or in any certificate or other document delivered to the Purchasers by or on behalf of the Company under or in connection with this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances when made or furnished to Purchasers and as of the date of this Agreement and as of the Closing Date.

4.    REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

Each Purchaser, severally and not jointly, represents and warrants to the Company, and covenants with the Company, as follows:
4.1    Legal Power and Authority. Purchaser has all necessary power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. Purchaser is an entity duly organized, validly existing and in good standing under the Laws its jurisdiction of organization.

4.2    Authorization and Execution. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of such Purchaser, and assuming due authorization, execution and delivery by the other parties hereto, this Agreement is a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to or affecting creditors’ rights generally or by general equitable principles.

4.3    No Conflicts. Neither the execution, delivery or performance of the Transaction Documents nor the consummation of any of the transactions contemplated thereby will conflict with, violate, constitute a breach of or a default (whether with or without the giving of notice or lapse of time or both) under (1) Purchaser’s organizational documents, (2) any agreement to which it is party, (3) any Law applicable to it, or (4) any order, writ, judgment, injunction, decree, determination or award binding upon or affecting it.

4.4    Purchase for Investment. Purchaser is purchasing the Subordinated Notes for its own account and not with a view to distribution and with no present intention of reselling, distributing or otherwise disposing of the same. Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for, or which is likely to compel, a disposition of the Subordinated Notes in any manner.

4.5    Institutional Accredited Investor. Purchaser is (i) an institutional “accredited investor” as such term is defined in Rule 501(a) of Regulation D and as contemplated by subsection (1), (2), (3) or (7) of Rule 501(a) of Regulation D, and has no less than $5,000,000 in total assets, or (ii) a QIB.

4.6    Financial and Business Sophistication. Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Subordinated Notes and of making an informed investment decision, and has so evaluated the merits and risks of such investment. Purchaser has relied solely upon its own knowledge of, and/or the advice of its own legal, financial or other advisors with regard to, the legal, financial, tax and other considerations involved in deciding to invest in the Subordinated Notes.

4.7    Ability to Bear Economic Risk of Investment. Purchaser recognizes that an investment in the Subordinated Notes involves substantial risk. Purchaser has the ability to bear the economic risk of the prospective investment in the Subordinated Notes or any other securities of the Company, including the ability to hold the Subordinated Notes indefinitely, and further including the ability to bear a complete loss of all of its investment in the Company.

4.8    Information. Purchaser acknowledges that: (i) it is not being provided with the disclosures that would be required if the offer and sale of the Subordinated Notes were registered under the Securities Act, nor is it being provided with any offering circular or prospectus prepared in connection with the offer and sale of the Subordinated Notes or any other securities of the Company; (ii) it has conducted, to its satisfaction, its own examination of the Company and its business (including the Subsidiaries of the Company and their respective businesses), as well as the terms and conditions of the Subordinated Notes to the extent it deems necessary to make its decision to invest in the Subordinated Notes; (iii) it has availed itself of publicly available financial and other information concerning the Company to the extent it deems necessary to make its decision to purchase the Subordinated Notes (including meeting with representatives of the Company); and (iv) it has not received nor relied on any form of general solicitation or general advertising (within the meaning of Regulation D) from the Company or the Placement Agent in connection with the offer and sale of the Subordinated Notes. Purchaser has reviewed or had access to the information set forth in the Company Financial Statements, the other information contained in the data room established by the Company in connection with the transactions contemplated by this Agreement, and all other information Previously Disclosed.

4.9    Access to Information. Purchaser acknowledges that it and its advisors have been furnished with all materials relating to the business, finances and operations of the Company that have been requested by it or its advisors and have been given the opportunity to ask questions of, and to receive answers from, persons acting on behalf of the Company concerning terms and conditions of the transactions contemplated by this Agreement in order to make an informed and voluntary decision to enter into this Agreement.

4.10    Investment Decision. Purchaser has made its own investment decision based upon its own judgment, due diligence and advice from such advisors as it has deemed necessary and not upon any view expressed by any other Person or entity, including the Placement Agent. Neither such inquiries nor any other due diligence investigations conducted by it or its advisors or representatives, if any, will modify, amend or affect its right to rely on the Company’s representations and warranties contained herein. Purchaser is not relying upon, and has not relied upon, any advice, statement, representation or warranty made by any Person by or on behalf of the Company, including, without limitation, the Placement Agent, except for the express statements, representations and warranties of the Company made or contained in this Agreement. Furthermore, Purchaser acknowledges that (i) the Placement Agent has not performed any due diligence review on behalf of it and (ii) nothing in this Agreement or any other materials presented by or on behalf of the Company to it in connection with the purchase of the Subordinated Notes constitutes legal, tax or investment advice.

4.11    Private Placement; No Registration; Restricted Legends. Purchaser understands and acknowledges that the Subordinated Notes are characterized as “restricted securities” under the Securities Act and are being sold by the Company in a transaction not involving a public offering and without registration under the Securities Act in reliance on the exemption from federal and state registration set forth in, respectively, Rule 506(b) of Regulation D promulgated under Section 4(a)(2) of the Securities Act and Section 18 of the Securities Act, or any state securities Laws, and accordingly, may be resold, pledged or otherwise transferred only in compliance with the registration requirements of federal and state securities Laws or if exemptions from the Securities Act and applicable state securities Laws are available to it. Purchaser is not subscribing for the Subordinated Notes as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting.

4.12    Placement Agent. Purchaser will purchase the Note(s) directly from the Company and not from the Placement Agent and understands that neither the Placement Agent nor any other broker or dealer has any obligation to make a market in the Subordinated Notes.

4.13    Accuracy of Representations. Purchaser understands that each of the Placement Agent and the Company will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements in connection with the transactions contemplated by this Agreement.

5.    ADDITIONAL AGREEMENTS.

5.1DTC Registration. Upon the request of a Holder of a Note that is a QIB and provided that the applicable depository eligibility requirements are met, the Company will use commercially reasonable efforts to cause the Subordinated Notes held by such QIB to be registered in the name of Cede & Co. as nominee of The Depository Trust Company (“DTC”) or a nominee of DTC.

5.2Bloomberg; Rule 144 Information. The Company will use commercially reasonable efforts to cause the Subordinated Notes to be quoted on Bloomberg. While any Notes remain “restricted securities” within the meaning of the Securities Act, the Company will make available, upon request, to any seller of such Subordinated Notes the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

5.3No Control. Each Purchaser agrees that it will not, without the prior consent of the Company, contribute capital to the Company or acquire an amount of voting securities of the Company that in either case would cause such Purchaser to be deemed to control the Company for purposes of the Bank Holding Company Act of 1956, as amended, or the Change in Bank Control Act of 1978, as amended, or applicable state Law.

5.4Legend.

5.4.1All certificates or other instruments, if any, representing the Subordinated Notes subject to this Agreement will bear a legend substantially to the effect of the restrictive legend set forth on the face of the form of Subordinated Note attached hereto as Exhibit A.

5.4.2Subject to this Section 5.4.2, such restrictive legend will be removed and the Company will issue a certificate without such legend to the holder of a Note (the “Holder”) upon which it is stamped or issue to such Holder by electronic delivery at the applicable balance account at DTC, as applicable, if (1) such Note is registered for resale under the Securities Act, (2) such Note is sold or transferred in accordance with Rule 144 (if the transferor is not an Affiliate of the Company), or (3) such Note is eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner of sale restrictions. Any fees associated with the removal of such legend, other than with respect to a Purchaser’s or Holder’s counsel, will be borne by the Company. If the legend is no longer required as a result of the foregoing, the Company will, no later than three Business Days following the delivery by a Purchaser or Holder to the Company of a legended certificate or instrument representing such Note, properly endorsed or with stock powers attached, signatures guaranteed, and together with such other documents as may reasonably requested by the Company, the Company will deliver or cause to be delivered to such Purchaser or Holder a certificate or instrument, as the case may be, representing such Note without such legend.

5.5Information Available to Facilitate Resales; Resale Registration Statement.

5.5.1With a view to making available to the Purchaser or Holder the benefits of certain rules and regulations of the Commission permitting the sale of the Subordinated Notes without registration as soon as allowed, the Company will, at all times from the date of this Agreement through the date that the restrictive legend is eligible for removal from all Notes pursuant to Section 5.4.2, make and keep available adequate current public information with respect to the Company, as those terms are understood and defined in Rule 144(c) or any similar or analogous rules promulgated under the Securities Act, and, upon written request by the Purchaser or Holder, Company will provide a written statement that Company has complied with such requirements.

5.5.2Subject to the terms and conditions of this Agreement, the Company will provide to the Purchasers the resale registration rights described in Exhibit C of this Agreement.

5.6Secondary Market Transactions. Each Purchaser will have the right at any time and from time to time to securitize the Subordinated Notes or any portion thereof in a single asset securitization or a pooled loan securitization of rated single or multi-class securities secured by or evidencing ownership interests in the Subordinated Notes (each such securitization is referred to herein as a “Secondary Market Transaction”). In connection with any such Secondary Market Transaction, the Company will, at the Company’s expense, use all reasonable efforts and cooperate fully and in good faith with such Purchaser and otherwise assist the Purchaser in satisfying the market standards to which the Purchaser customarily adheres or which may be reasonably required in the marketplace or by applicable rating agencies in connection with any such Secondary Market Transactions, but in no event will the Company be required to incur, without reimbursement, more than an aggregate of $10,000 in costs or expenses in connection with any and all Secondary Market Transactions. Subject to any written confidentiality obligation, including the terms of any non-disclosure agreements between the Purchasers and the Company, all information regarding the Company may be furnished to any Purchaser and to any Person reasonably deemed necessary by the Purchaser in connection with participation in such Secondary Market Transaction. All documents, financial statements, appraisals and other data relevant to the Company or the Subordinated Notes may be retained by any such Person, subject to the terms of any nondisclosure agreement between the Purchaser and the Company.

5.7Transfer Taxes. On the Closing Date, all transfer or other similar taxes which are required to be paid in connection with the sale and transfer of the Subordinated Notes to be sold to the Purchasers hereunder will be, or will have been, fully paid or provided for by the Company, and all Laws imposing such taxes will be or will have been complied with in all material respects.

5.8Tier 2 Capital. If at any time the Company is subject to consolidated capital requirements under applicable regulations of the Federal Reserve and after such time all or any portion of the Note ceases to be deemed to be Tier 2 Capital, other than due to the limitation imposed on the capital treatment of subordinated debt during the five years immediately preceding the maturity date of the Note, the Company will promptly notify the Purchasers, and thereafter, subject to the Company’s right to redeem the Subordinated Notes under such circumstances pursuant to the terms of the Subordinated Notes, if requested by the Company, the Company and the Purchasers will work together in good faith to execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by the Subordinated Notes to qualify as Tier 2 Capital.

5.9Use of Proceeds. The Company intends to use the net proceeds from the issuance of the Subordinated Notes hereunder to fund future acquisitions and for general corporate purposes, including investments in the Bank.

6.MISCELLANEOUS.

6.1Survival. Each of the representations and warranties set forth in this Agreement will survive the Closing under this Agreement for a period of one year. Except as otherwise provided herein, all covenants and agreements contained herein will survive until, by their respective terms, they are no longer operative, other than those which by their terms are to be performed in whole or in part prior to or on the Closing Date, which will terminate as of the Closing Date.

6.2Expenses. Except as otherwise provided in this Agreement, each of the parties will bear and pay all other costs and expenses incurred by it or on its behalf in connection with the transactions contemplated by this Agreement.

6.3Waiver or Amendment. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer of a duly authorized representative of such party. No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The conditions to each party’s obligation to consummate the Closing are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Law. No waiver of any party to this Agreement will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by Law.

6.4Successors and Assigns.

6.4.1At or prior to the Closing, this Agreement will not be assignable by operation of law or otherwise, and any attempted assignment in contravention hereof will be null and void; provided that each Purchaser may assign its rights and obligations under this Agreement to any Affiliate, but only if the transferee agrees in writing for the benefit of the Company (with a copy thereof to be furnished to the Company) to be bound by the terms of this Agreement (any such transferee will be included in the term “Purchaser”); provided, further, that no such assignment will relieve such Purchaser of its obligations hereunder.

6.4.2Following Closing, this Agreement will inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns; except that the term “successors and assigns” will not include a purchaser of any of the Subordinated Notes from any Purchaser merely because of such purchase but will include a purchaser of any of the Subordinated Notes in accordance with an assignment complying with the assignment form attached to the Subordinated Notes.

6.5Captions; Counterparts. Captions contained in this Agreement in no way define, limit or extend the scope or intent of their respective provisions. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered will be deemed to be an original and all of which taken together will constitute but one and the same instrument. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature will create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.6Governing Law. This Agreement will be governed by and construed in accordance with the Laws of the State of New York without giving effect to its laws or principles of conflict of laws.

6.7Waiver Of Right To Jury Trial. TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, THE PARTIES KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THAT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH ANY OF THE TRANSACTION DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF THE COMPANY OR THE PURCHASERS. THE PARTIES ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF THEIR OWN FREE WILL. THE PARTIES FURTHER ACKNOWLEDGE THAT (I) THEY HAVE READ AND UNDERSTAND THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (II) THIS WAIVER HAS BEEN REVIEWED BY THE PARTIES AND THEIR COUNSEL AND IS A MATERIAL INDUCEMENT FOR ENTRY INTO THIS AGREEMENT AND (III) THIS WAIVER WILL BE EFFECTIVE AS TO EACH OF SUCH TRANSACTION DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

6.8Notices. Any notices, requests, instructions and other communications required or permitted to be given under this Agreement after the date of this Agreement by any party hereto to any other party may be delivered personally or by nationally recognized overnight courier service or sent by U.S. mail or by facsimile transmission or electronic mail, at the respective addresses or transmission numbers set forth below and is deemed delivered (a) in the case of personal delivery, facsimile transmission or electronic mail, when received; (b) in the case of mail, upon the earlier of actual receipt or five Business Days after deposit in the United States Postal Service, first class certified or registered mail, postage prepaid, return receipt requested; and (c) in the case of an overnight courier service, one Business Day after delivery to such courier service with instructions for overnight delivery. Each party may change its contact information by written notice to all other parties, sent as provided in this Section. All communications must be in writing and addressed as follows:

if to the Company:        Investar Holding Corporation
10500 Coursey Boulevard, 3rd Floor
Baton Rouge, Louisiana 70816
Attention: John J. D’Angelo

with a copy to:            Fenimore, Kay, Harrison & Ford, LLP
812 San Antonio St., Suite 600
Austin, Texas 78701
Attn: Stephanie E. Kalahurka

if to a Purchaser:        To the address indicated on the Purchaser’s signature page

6.9    Entire Agreement. This Agreement and the Subordinated Notes constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified or amended in any manner other than by supplemental written agreement executed by the parties hereto as set forth herein. No party, in entering into this Agreement, has relied upon any representation, warranty, covenant, condition or other term that is not set forth in this Agreement or in the Subordinated Notes.

6.10    Severability. Any provision of this Agreement which is unenforceable or invalid or contrary to Law, or the inclusion of which would adversely affect the validity, legality or enforcement of this Agreement, will be of no effect and, in such case, all the remaining terms and provisions of this Agreement will subsist and be fully effective according to the tenor of this Agreement the same as though any such invalid portion had never been included herein. Notwithstanding any of the foregoing to the contrary, if any provisions of this Agreement or the application thereof are held invalid or unenforceable only as to particular persons or situations, the remainder of this Agreement, and the application of such provision to persons or situations other than those to which it will have been held invalid or unenforceable, will not be affected thereby, but will continue valid and enforceable to the fullest extent permitted by Law.

6.11    No Third Party Beneficiary. This Agreement is made for the sole benefit of Company and the Purchasers, and no other Person will be deemed to have any privity of contract hereunder nor any right to rely hereon to any extent or for any purpose whatsoever, nor will any other Person have any right of action of any kind hereon or be deemed to be a third party beneficiary hereunder; provided, however, that the Placement Agent may rely on the representations and warranties contained herein to the same extent as if it were a party to this Agreement.

6.12    No Joint Venture. Nothing contained herein or in any document executed pursuant hereto and no action or inaction whatsoever on the part of a Purchaser, will be deemed to make a Purchaser a partner or joint venturer with the Company.

6.13    Knowledge; Discretion. All references herein to a Purchaser’s or the Company’s knowledge will be deemed to mean the knowledge of such party based on the actual knowledge of such party’s Chief Executive Officer and Chief Financial Officer or such other persons holding equivalent offices or individuals performing similar functions. Unless specified to the contrary herein, all references herein to an exercise of discretion or judgment by a Purchaser, to the making of a determination or designation by a Purchaser, to the application of a Purchaser’s discretion or opinion, to the granting or withholding of a Purchaser’s consent or approval, to the consideration of whether a matter or thing is satisfactory or acceptable to a Purchaser, or otherwise involving the decision making of a Purchaser, will be deemed to mean that such Purchaser will decide using the reasonable discretion or judgment of a prudent lender.

6.14    Time of Essence. Time is of the essence in the performance of each and every term of this Agreement.

6.15    Public Announcements. Subject to each party’s disclosure obligations imposed by Law, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and the transactions contemplated by this Agreement, and except as otherwise permitted in the next sentence, neither the Company nor any Purchaser will make any such news release or public disclosure that identifies the other party without first consulting with the other, and, in each case, also receiving the other’s consent (which will not be unreasonably withheld or delayed), and all parties will coordinate with the party whose consent is required with respect to any such news release or public disclosure. In the event a party hereto is advised by its outside legal counsel that a particular disclosure that identifies the other party is required by Law, such party will be permitted to make such disclosure but will be obligated to use commercially reasonable efforts to consult with the other party hereto and take its comments into account with respect to the content of such disclosure before issuing such disclosure.

6.16    Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties will be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative as of the date first above written.

COMPANY:

INVESTAR HOLDING CORPORATION

By:
John J. D’Angelo
President and Chief Executive Officer

IN WITNESS WHEREOF, the Purchaser has caused this Agreement to be executed by its duly authorized representative as of the date first above written.

PURCHASER:

By:
Name:
Title:

Address of Purchaser:

Principal Amount of Purchased Note:
$

EXHIBIT A
FORM OF SUBORDINATED NOTE

INVESTAR HOLDING CORPORATION

5.125% FIXED TO FLOATING RATE SUBORDINATED NOTE DUE 2029

THIS OBLIGATION IS NOT A DEPOSIT AND IS NOT INSURED BY THE UNITED STATES OR ANY AGENCY OR FUND OF THE UNITED STATES, INCLUDING THE FEDERAL DEPOSIT INSURANCE CORPORATION. THIS OBLIGATION IS SUBORDINATED IN THE MANNER AND TO THE EXTENT SET FORTH HEREIN, IS INELIGIBLE AS COLLATERAL FOR ANY EXTENSION OF CREDIT BY THE ISSUER OR ANY OF ITS SUBSIDIARIES, AND IS UNSECURED.
THIS SUBORDINATED NOTE WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $1,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF SUCH NOTES IN A DENOMINATION OF LESS THAN $1,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF WILL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE WILL BE DEEMED NOT TO BE THE HOLDER OF SUCH SECURITIES FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF PAYMENTS ON SUCH SECURITIES, AND SUCH PURPORTED TRANSFEREE WILL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH SECURITIES.
THIS SUBORDINATED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS. NEITHER THIS SUBORDINATED NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SUBORDINATED NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SUBORDINATED NOTE ONLY (A) TO THE COMPANY, (B) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO A “NON U.S. PERSON” IN AN “OFFSHORE TRANSACTION” PURSUANT TO REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SUBORDINATED NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN “ACCREDITED INVESTOR,” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION

SATISFACTORY TO IT IN ACCORDANCE WITH THE SUBORDINATED NOTE PURCHASE AGREEMENT, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY. THE HOLDER OF THIS SUBORDINATED NOTE BY ITS ACCEPTANCE HEREOF AGREES THAT IT WILL COMPLY WITH THE FOREGOING RESTRICTIONS.
THE HOLDER OF THIS SUBORDINATED NOTE BY ITS ACCEPTANCE HEREOF AGREES, REPRESENTS AND WARRANTS THAT IT WILL NOT ENGAGE IN HEDGING TRANSACTIONS INVOLVING THIS SECURITY UNLESS SUCH TRANSACTIONS ARE IN COMPLIANCE WITH THE SECURITIES ACT OR AN APPLICABLE EXEMPTION THEREFROM.
IN CONNECTION WITH ANY TRANSFER, THE HOLDER OF THIS SUBORDINATED NOTE WILL DELIVER TO THE COMPANY SUCH CERTIFICATES AND OTHER INFORMATION AS MAY BE REQUIRED BY THE COMPANY TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.
CERTAIN ERISA CONSIDERATIONS:
EACH PURCHASER AND HOLDER OF THIS SUBORDINATED NOTE, OR ANY INTEREST HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH A “PLAN”), A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN, OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY, OR (II) THAT SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS SUBORDINATED NOTE, OR ANY INTEREST HEREIN, ARE NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE. ANY FIDUCIARY OF ANY PLAN WHO IS CONSIDERING THE ACQUISITION OF THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN SHOULD CONSULT WITH HIS OR HER LEGAL COUNSEL PRIOR TO ACQUIRING THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN.

INVESTAR HOLDING CORPORATION

5.125% FIXED TO FLOATING RATE SUBORDINATED NOTE DUE 2029

Certificate No.: 2019-FTF-00[ ]	CUSIP 46134L AB1

U.S. $_____________	Dated: November 12, 2019

FOR VALUE RECEIVED, Investar Holding Corporation, a Louisiana corporation (the “Company”), promises to pay to the order of [ ], or its registered assigns (collectively, the “Holder”), the principal amount of [PRINCIPAL AMOUNT - WORDS] ($[PRINCIPAL AMOUNT - $]), in the lawful currency of the United States of America, or such lesser or greater amount as will then remain outstanding under this Subordinated Note, on December 30, 2029 (the “Stated Maturity Date”), or such other date upon which this Subordinated Note will become due and payable, whether by reason of extension, acceleration or otherwise.
Interest on this Subordinated Note will be payable in arrears on the interest payment dates set forth on the reverse side of this Subordinated Note, in each case to the Holder of record on the 15th calendar day of the month in which the relevant interest payment date occurs, without regard to whether such date is a Business Day (such date being referred to herein as the “Regular Record Date”).
Reference is made to the further provisions of this Subordinated Note set forth on the reverse hereof, which further provisions will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the undersigned has caused this Subordinated Note to be duly executed.

INVESTAR HOLDING CORPORATION

By:
John J. D’Angelo
President and Chief Executive Officer

This evidences a Subordinated
Note referred to in the within
mentioned Registrar
and Paying Agent Agreement:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity
but solely as Paying Agent

By:
Name:
Title:

Date:

[Signature Page to Subordinated Note]

[REVERSE SIDE OF NOTE]

INVESTAR HOLDING CORPORATION
5.125% FIXED TO FLOATING RATE SUBORDINATED NOTES DUE 2029

1.Subordinated Notes. This note is one of a duly authorized issue of notes of the Company designated as the “5.125% Fixed to Floating Rate Subordinated Notes due 2029” (the “Subordinated Note,” and collectively, the “Subordinated Notes”) initially issued on November 12, 2019 (the “Issue Date”) under that certain Subordinated Note Purchase Agreement, dated as of the Issue Date, between the Company and the several purchasers identified on the signature pages thereto (the “Agreement”). The Subordinated Notes are intended to be treated as tier 2 capital (or its then equivalent if the Company were subject to such capital requirement) for purposes of capital adequacy guidelines of the Board of Governors of the Federal Reserve System (or any successor regulatory authority with jurisdiction over bank holding companies) (the “Federal Reserve”) as then in effect and applicable to the Company.

2.Interest.

(a)Computation and Payment of Interest. This Subordinated Note will bear interest on any outstanding principal (i) from and including the Issue Date to but excluding December 30, 2024 (the “Fixed-Rate Period End Date”), unless redeemed prior to such date, payable semi-annually in arrears on March 30 and September 30 of each year, beginning March 30, 2020, through the Fixed-Rate Period End Date or earlier Redemption Date (as defined herein)(each, a “Fixed Interest Payment Date”) at simple interest of 5.125% per annum (the “Fixed Interest Rate”); and (ii) from and including the Fixed-Rate Period End Date to but excluding the Stated Maturity Date (the “Floating-Rate Period”), unless redeemed prior to such date, at the rate per annum, reset quarterly, equal to the Benchmark plus 349 basis points (the “Floating Interest Rate”), payable quarterly in arrears on March 30, June 30, September 30 and December 30 of each year during the Floating-Rate Period through the Stated Maturity Date or earlier Redemption Date, with a final payment due not later than the Stated Maturity Date (each, a “Floating Interest Payment Date” and, together with each Fixed Interest Payment Date, an “Interest Payment Date”). The payments of interest and principal, if any, due on any Interest Payment Date will be paid to the holders of record on Regular Record Date. Interest, whether based on the Fixed Interest Rate or the Floating Interest Rate, will be computed on the basis of 30-day months and a year of 360 days and, for any period of less than a month, on the number of days actually elapsed. Payments of principal of and interest on this Subordinated Note will be made by transfer of immediately available funds to a bank account designated to the Company by the Holder or otherwise by check mailed to the registered Holder, as such person’s address appears on the Security Register.

(b)Effect of Benchmark Transition Event.

(i)Benchmark Replacement. If the Company or its designee (the “Designee”) reasonably determines in good faith that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred prior to the Reference Time (as defined below) in respect of any determination of the Benchmark (as defined below) on any date, the Benchmark Replacement (as defined below) will replace the then-current Benchmark for all purposes relating to this Subordinated Note in respect of such determination on such date and all determinations on all subsequent dates.

(ii)Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Company or its designee will have the right to make Benchmark Replacement Conforming Changes (as defined below) from time to time.

(iii)Decisions and Determinations. Any determination, decision or election that may be made by the Company or its designee under this Section 2(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in the Company or its designee’s sole discretion, and, notwithstanding anything to the contrary in the documentation relating to the Subordinated Notes, will become effective without consent from any other party.

(iv)Certain Defined Terms. As used in this Section, the following terms have the meanings set forth below:

(A)“Benchmark” means, initially, LIBOR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement. All percentages used in or resulting from any calculation of the Benchmark will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%.

(B)“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark plus the Benchmark Replacement Adjustment for such Benchmark; provided that if the Company or its designee cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date, then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company or its designee as of the Benchmark Replacement Date: (1) the sum of Term SOFR and the Benchmark Replacement Adjustment; (2) the sum of Compounded SOFR and the Benchmark Replacement Adjustment; (3) the sum of the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and the Benchmark Replacement Adjustment; (4) the sum of the ISDA Fallback Rate and the Benchmark Replacement Adjustment; or (5) the sum of the alternate rate of interest that has been selected by the Company or its designee as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and the Benchmark Replacement Adjustment.

(C)“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company or its designee as of the Benchmark Replacement Date: (1) the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement; (2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and (3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company or its designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.
(D)“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Floating-Rate Period,” timing and frequency of determining rates and making payments of interest, and other administrative matters) that the Company or its designee decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company or its designee reasonably decides in good faith that adoption of any portion of such market practice is not administratively feasible or if the Company or its designee reasonably determines in good faith that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company or its designee determines is reasonably necessary).

(E)“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of the date of the public statement or publication of information referenced therein and the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein. For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

(F)“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark: (1) a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; (2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or (3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

(G)“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which will be compounded in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each interest period) being established by the Company or its designee in accordance with: (1) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that: (2) if, and to the extent that, the Company or its designee determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Company or its designee giving due consideration to any industry-accepted market practice for U.S. dollar denominated floating rate notes at such time.

(H)“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

(I)“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

(J)“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

(K)“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

(L)“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

(M) “ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

(N) “LIBOR” means, the offered rate for deposits in U.S. dollars having a maturity of three months, as displayed on Bloomberg Page BBAM1 (or any successor or substitute page of such service, or any successor to such service selected by the Company) for the purpose of displaying the London interbank rates for U.S. dollars as of the Reference Time (or, if LIBOR has not been published as of the Reference Time, as of the first preceding day for which LIBOR was published).

(O)“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is LIBOR, 11:00 a.m. (London time) on the day that is two London Banking Days preceding the date of such determination, and (2) if the Benchmark is not LIBOR, the time determined by the Company or its designee in accordance with the Benchmark Replacement Conforming Changes. The term “London Banking Day” means a day on which commercial banks are open for business, including dealings in foreign exchange and foreign currency deposits, in London.

(P)“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

(Q)“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

(R)“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

(S)“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

(v)The Company will notify the Paying Agent in writing of the Floating Interest Rate on the Floating-Rate Period and of any Benchmark Transition Event, Benchmark Replacement Date, Benchmark Replacement Adjustment, Benchmark Replacement, Benchmark Conforming Changes and any

other matters relating to the modifications to the Benchmark. The Paying Agent will have no liability for the failure or delay of the Company to provide the rate to the Paying Agent. In no event will the Paying Agent, in any capacity, have the obligation to calculate or verify the Floating Interest Rate. Wilmington Trust, National Association, neither in its role as Paying Agent, nor in any other capacity, will serve as the Designee of the Company for purposes of determining the effect of a Benchmark Transition Event or making the determinations set forth in this Section 2(b). Wilmington Trust, National Association, neither as Paying Agent nor in any other capacity, will have any (i) responsibility or liability for the selection, adoption or determination of an alternative or replacement reference rate (including a Benchmark Replacement Adjustment or any Benchmark Conforming Changes) as a successor or replacement benchmark (including whether any such rate is the appropriate Benchmark Replacement or whether any other conditions to the designation of such rate or any of the determinations described this Section 2(b) have been satisfied) and will be entitled to rely upon any determination or designation of such a rate (and any Benchmark Replacement Adjustment or Benchmark Conforming Changes, or other modifier) by the Company or its Designee, or (ii) liability for any failure or delay by the Company or its Designee in performing their respective duties under this Subordinated Note or any other transaction documents as a result of the unavailability of LIBOR, or any other Benchmark Replacement described herein or the failure of a Benchmark Replacement to be adopted.

3.Non-Business Days. Whenever any payment to be made by the Company hereunder will be stated to be due on a day that is not a business day, such payment will be made on the next succeeding business day without change in any computation of interest with respect to such payment or any succeeding payment. “Business day” means any day other than a Saturday, Sunday or any other day on which banking institutions in New York, New York are permitted or required by any applicable law or executive order to close.

4.Transfer; Security Register. The Company or its agent (the “Registrar”) will maintain a register of each holder of the Subordinated Notes and the exchange and transfer thereof (the “Security Register”). The Subordinated Notes will initially be issued in certificated form, but may be issued in global and book-entry form as provided in Section 18 below. Except as otherwise provided herein, this Subordinated Note may be transferred in whole or in part, and may be exchanged for a like aggregate principal amount of Subordinated Notes of other authorized denominations, at the principal office of the Company or Registrar, and such other office(s) of the Company or the Registrar as may be designated for such purpose, by the Holder in person, or by his attorney duly authorized in writing, upon due endorsement or written instrument of transfer in form satisfactory to the Company. Upon surrender or presentation of this Subordinated Note for exchange or registration of transfer, the Company or the Registrar will issue and deliver one of more Subordinated Notes, in authorized denominations, with an aggregate principal amount equal to the aggregate principal amount of this Subordinated Note and registered in such name or names requested by the Holder. Such transferee will be solely responsible for delivering to the Company or the Registrar a mailing address or other information necessary for the Company or the Registrar to deliver notices and payments to such transferee. The Company or the Registrar may also request evidence of compliance with any restrictive legends appearing on this Subordinated Note in connection with any such proposed transfer. The Company will not be required to register the transfer of or exchange this Subordinated Note within 15 calendar days of the Stated Maturity Date or with respect to any portion of this Subordinated Note called for redemption. Prior to due presentment of this Subordinated Note for registration of transfer, the Company may treat the holder in whose name this Subordinated Note is registered in the Security Register as the absolute owner of this Subordinated Note for receiving payments of principal and interest on this Subordinated Note and for all other purposes whatsoever, whether or not this Subordinated Note be overdue, and the Company will not be affected by any notice to the contrary.

5.Affirmative Covenants. During the time that any portion of the principal balance of this Subordinated Note is unpaid and outstanding, the Company will take or cause to be taken the actions set forth below.

(a)Notice of Certain Events. To the extent permitted by applicable law, rule or regulation, the Company will provide written notice to the Holder of the occurrence of any of the following events as soon as practicable, but in no event later than 10 business days following the Company’s becoming aware of the occurrence of such event:

(i)the total risk-based capital ratio of the Company (but only to the extent the Company is required to measure and report such ratios on a consolidated basis under applicable law) or any of the Company’s banking subsidiaries (each, a “Bank”), as determined as of the end of a calendar quarter, becomes less than 10.0%;

(ii)the Company, the Bank, or any officer of the Company or the Bank becomes subject to any formal, written regulatory enforcement action;

(iii)the ratio of non-performing assets to total assets of the Bank, as calculated as of the end of a calendar quarter by the Bank in the ordinary course of business and consistent with past practices, becomes greater than 5.0%;

(iv)the appointment, resignation, removal or termination of the chief executive officer, president, chief financial officer or chief credit officer of the Company or the Bank; or

(v)there occurs a change in ownership of 25% or more of the voting securities of the Company, other than as a result of the issuance of Company common stock or a change resulting from the transfer of such securities to any trust or entity that is created solely for the benefit of such shareholder or any spouse or lineal descendant of such shareholder, to any individual by bona fide gift or otherwise solely for estate planning purposes.

(b)Compliance with Laws. The Company and each of its subsidiaries will comply with the requirements of all laws, regulations, orders, and decrees applicable to it or its properties, except for such noncompliance that would not reasonably be expected to result in a material and adverse effect on the financial condition, results of operations or business of the Company and its subsidiaries taken as a whole.

(c)Taxes and Assessments. The Company and each of its subsidiaries will punctually pay and discharge, when due, all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income or upon any of its properties; provided, that no such taxes, assessments or other governmental charges need be paid if they are being contested in good faith by the Company.

(d)Compliance Certificate. Not later than 45 days following the end of each calendar quarter, the Company will provide the Holder with a certificate, executed by the principal executive officer and principal financial officer of the Company in their capacities as such, stating whether as of the end of such immediately preceding calendar quarter, (i) the Company has complied in all material respects with all of the covenants contained in this Subordinated Note; (ii) an Event of Default has occurred; (iii) an event of default has occurred under any other indebtedness of the Company; or (iv) an event or events have occurred that in the reasonable judgment of the management of the Company would have a material adverse effect on the ability of the Company to perform its obligations under this Subordinated Note.

(e)Business Continuation. The Company will use commercially reasonable efforts to maintain and preserve intact the corporate existence of the Company and each of its subsidiaries, and the rights, licenses, franchises of the Company and each of its subsidiaries; provided, however, that the Company will not be required to preserve the existence (corporate or other) of any of its subsidiaries or any such right, license or franchise of the Company or any of its subsidiaries if the Board of Directors determines that the preservation thereof is no longer desirable in the conduct of the business of the Company and its subsidiaries taken as a whole and that the loss thereof will not materially and adversely affect the ability of the Company to satisfy its obligations under this Subordinated Note.

6.Negative Covenants.

(a)The Company will not declare or pay any dividend or make any distribution on capital stock or other equity securities of any kind of the Company, except for dividends payable solely in shares of common stock, if either the Company (but only to the extent the Company is required to measure and report such ratios on a consolidated basis under applicable law) or the Bank, both immediately prior to the declaration of such dividend or distribution and after giving effect to the payment of such dividend or distribution, would not maintain regulatory capital ratios that are at “well capitalized” levels for regulatory capital purposes.

(b)Other than in connection with a transaction that complies with Section 10 hereof, the Company will not take any action, omit to take any action or enter into any other transaction that would have the effect of (i) the Company ceasing to be a bank holding company or financial holding company under the Bank Holding Company Act of 1956, as amended, (ii) the liquidation or dissolution of the Company or the Bank, (iii) the Bank ceasing to be an “insured depository institution” under Section 3(c)(2) of the Federal Deposit Insurance Act, as amended, or (iv) the Company owning less than all of the issued and outstanding shares of capital stock of the Bank.

7.Paying Agent and Registrar. Wilmington Trust, National Association will act as the initial Paying Agent and Registrar through its offices presently located at 1100 North Market Street, Wilmington, DE 19890. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its subsidiaries may act in any such capacity.

8.Subordination. The indebtedness of the Company evidenced by this Subordinated Note, including the principal and interest, is subordinate and junior in right of payment to its obligations to the holders of all Senior Indebtedness (as defined below), and such subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. If there will have occurred and be continuing a default in any payment with respect to Senior Indebtedness or any event of default with any Senior Indebtedness as a result of which the maturity thereof is accelerated, unless and until such payment default or event of default will have been cured or waived or will have ceased to exist, no payments will be made by the Company with respect to the Subordinated Notes. In the event of any insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshaling of assets and liabilities or similar proceedings or any liquidation or winding up of or relating to the Company, whether voluntary or involuntary, all Senior Indebtedness will be entitled to be paid in full before any payment will be made on account of the principal of or interest on this Subordinated Note. In the event of any such proceedings, after payment in full of all sums owing on such prior obligations, the Holder, together with holders of any obligations of the Company ranking on a parity with this Subordinated Note, will be entitled to be paid from the remaining assets of the Company the unpaid principal thereof and any interest thereon before any payment or other distribution, whether in cash, property or otherwise, will be made on account of any capital stock or any obligations of the Company ranking junior to this Subordinated Note. Nothing herein will impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Subordinated Note according to its terms.

“Senior Indebtedness” means the principal of, and premium, if any, and interest, if any, on each of the following, whether now outstanding, or created, assumed or incurred in the future: (i) Company’s obligations for money borrowed; (ii) indebtedness of the Company evidenced by bonds, debentures, notes or similar instruments; (iii) similar obligations of the Company arising from off-balance sheet guarantees and direct credit substitutes; (iv) reimbursement obligations of the Company with respect to letters of credit, bankers’ acceptances or similar facilities; (v) obligations of the Company issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (vi) capital lease obligations of the Company; (vii) obligations of the Company associated with derivative products including but not limited to securities contracts, foreign currency exchange contracts, swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts and similar financial instruments; (viii) a deferred obligation of, or any such obligation, directly or indirectly guaranteed by, the Company which obligation is incurred in connection with the acquisition of any business, properties or assets not evidenced by a note or similar instrument given in connection therewith; (ix) debt of others described in the preceding clauses that Company has guaranteed or for which the Company is otherwise liable; and (x) the Company’s obligations to general creditors; provided, however, that Senior Indebtedness excludes (1) any of the foregoing if, in the instrument creating or evidencing that indebtedness, obligation or liability, or pursuant to which the same is outstanding, it is expressly provided that the indebtedness is junior in right of payment to or ranks equally in right of payment with, other specific types of indebtedness, obligations or liabilities of the Company that include this Subordinated Note or other indebtedness, obligations or liabilities that rank equally with or junior to this Subordinated Note, (2) any indebtedness, obligation or liability that is subordinated to indebtedness, obligation or liabilities of the Company to substantially the same extent as or to a greater extent than the Subordinated Notes are subordinated, and (3) the Subordinated Notes.
9.Events of Default; Acceleration.

(a)An “Event of Default” means the occurrence of one or more of the following events:

(i)the Company fails to pay any principal of or installment of interest on this Subordinated Note when due (or, in the case of interest, after a 15-day grace period);

(ii)the Company fails to keep or perform any of its agreements, undertakings, obligations, covenants or conditions under this Subordinated Note not expressly referred to in another clause of this Section 9 and such failure continues for a period of 30 days after the date on which notice specifying such failure is given to the Company by any holder of Subordinated Notes;

(iii)the Company or the Bank becomes insolvent or unable to pay its debts as they mature, makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they mature; or

(iv)the Company or the Bank becomes subject to a receivership, insolvency, liquidation, or similar proceeding.

(b)Remedies of Holders. Upon the occurrence of any Event of Default, the Holder will have the right, if such Event of Default will then be continuing, in addition to all the remedies conferred upon the Holder by the terms of this Subordinated Note, to do any or all of the following, concurrently or successively, without notice to the Company:

(i)solely with respect to a default under Section 9(a)(iv), declare this Subordinated Note to be, and it will thereupon become, immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived, notwithstanding anything contained herein or in this Subordinated Note to the contrary; or

(ii)exercise all of its rights and remedies at law or in equity, excluding the right, if any, to declare this Subordinated Note to be immediately due and payable (such right to acceleration being governed solely by Section 9(b)(i).

(c)Distribution Limitations Upon Event of Default. Upon the occurrence of any Event of Default and until such Event of Default is cured by the Company, the Company will not (i) declare, pay, or make any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company’s capital stock, other than (1) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of the Company’s common stock; (2) any declaration of a non-cash dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (3) as a result of a reclassification of the Company’s capital stock or the exchange or conversion of one class or series of the Company’s capital stock for another class or series of the Company’s capital stock; (4) the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or (5) purchases of any class of the Company’s common stock related to the issuance of common stock or rights under any benefit plans for the Company’s directors, officers or employees or any of the Company’s dividend reinvestment plans, (ii) make any payment of principal or interest or premium, if any on or repay, repurchase or redeem any debt securities of the Company that rank equal with or junior to the Subordinated Notes, or (iii) make any payments under any guarantee that ranks equal with or junior to the Subordinated Notes. The limitations imposed by the provisions of this Section 9(c) will apply whether or not notice of an Event of Default has been given.

(d)Reimbursement of Expenses. Upon the occurrence of any Event of Default, in addition to all the remedies conferred upon Holder by the terms of this Subordinated Note and subject to any applicable law, the Company will pay Holder’s reasonable fees and expenses including attorneys’ fees and expenses, in connection with the enforcement of this Subordinated Note.

(e)Other Remedies. Nothing in this Section 9 is intended to restrict Holder’s rights under this Subordinated Note, other related documents, or at law or in equity, and Holder may exercise such rights and remedies as and when they are available to the extent permitted by Section 9(b).

10.Merger or Sale of Assets. The Company will not merge into another entity, effect a Change in Bank Control (as defined below), or convey, transfer or lease substantially all of its properties and assets to any person, unless (i) the continuing entity into which the Company is merged or the person which acquires by conveyance or transfer or which leases substantially all of the properties and assets of the Company will be a corporation, association or other legal entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes the due and punctual payment of the principal of and any premium and interest on the Subordinated Notes according to their terms, and the due and punctual performance of all covenants and conditions hereof on the part of the Company to be performed or observed; and (ii) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, will have occurred and be continuing. “Change in Bank Control” means the sale, transfer, lease or conveyance by the Company, or an issuance of equity securities by the Bank other than to the Company, in either case resulting in ownership by the Company of less than fifty percent of the outstanding voting securities of the Bank.

11.Amendments and Waivers.

(a)Amendment of Subordinated Notes. Except as otherwise provided in Section 11 hereof, and subject to any necessary regulatory approval, the Subordinated Notes may, with the consent of the Company and the Holders of more than 50% of the aggregate outstanding principal amount of the Subordinated Notes then outstanding, be amended or any provision, past default, or non‑compliance thereof waived; provided, however, that, without the consent of each Holder of an affected Subordinated Note, no such amendment or waiver may:

(i)reduce the principal amount of the Subordinated Note;

(ii)reduce the rate of or change the time for payment of interest on any Subordinated Note;

(iii)extend the maturity of any Subordinated Note;

(iv)make any change in Sections 7 through 11 hereof;

(v)make any change in Section 13 hereof that adversely affects the rights of any holder of a Subordinated Note; or

(vi)disproportionately affect any of the Holders of the then outstanding Subordinated Notes.

(b)Effectiveness of Amendments and Waivers. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every holder of the Subordinated Notes, unless otherwise provided by Section 11(a) above. After an amendment or waiver becomes effective, the Company will mail to the Holder a copy of such amendment or waiver. The Company may require the Holder to surrender this Subordinated Note so that an appropriate notation concerning the amendment or waiver may be placed thereon or a new Subordinated Note, reflecting the amendment or waiver, exchanged therefor. Even if such a notation is not made or such a new Subordinated Note is not issued, such amendment or waiver and any consent given thereto by a Holder of this Subordinated Note will be binding according to its terms on any subsequent Holder of this Subordinated Note.

(c)Amendments Without Consent of Holders. Notwithstanding Section 11(a) hereof but subject to the proviso contained in subsections (i) through (vi) therein, the Company may amend or supplement this Subordinated Note without the consent of the holders of the Subordinated Notes to provide for uncertificated Subordinated Notes in addition to or in place of certificated Subordinated Notes.

(d)Waivers. Neither any failure nor any delay on the part of the Holder in exercising any right, power or privilege under this Subordinated Note will operate as a waiver thereof, nor will a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. The rights and remedies provided in this Subordinated Note are cumulative and not exclusive of any right or remedy provided by law or equity.

12.Order of Payments; Pari Passu. Any payments made hereunder will be applied first against interest due hereunder; and then against principal due hereunder. Holder acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Subordinated Note and all interest hereon will be pari passu in right of payment and in all other respects to the other Subordinated Notes and subordinated debt issued by the Company in the future which by its terms are pari passu with the Subordinated Notes. In the event Holder receives payments in excess of its pro rata share of the Company’s payments to the holders of all of the Subordinated Notes, then Holder will hold in trust all such excess payments for the benefit of the holders of the other Subordinated Notes and will pay such amounts held in trust to such other holders upon demand by such holders.

13.Optional Redemption.

(a)Redemption Prior to Fifth Anniversary. This Subordinated Note will not be redeemable by the Company prior to the fifth anniversary of the Issue Date, except upon a Tier 2 Capital Event, a Tax Event or an Investment Company Event, each as defined below. Upon the occurrence of a Tier 2 Capital Event, a Tax Event or an Investment Company Event, the Company may redeem this Subordinated Note, in whole but not in part, at any time upon giving not less than 10 days’ notice to the Holder at an amount equal to 100% of the outstanding principal amount plus accrued but unpaid interest to but excluding the date fixed for redemption (the “Redemption Date”). “Tier 2 Capital Event” means the determination of the Company, in the exercise of its reasonable judgment, to the effect that there is a material risk that this Subordinated Note no longer qualifies as tier 2 capital (as defined by the Federal Reserve or its then equivalent) as a result of a change in interpretation or application of law or regulation by any judicial, legislative or regulatory authority that becomes effective after the Issue Date. “Tax Event” means the receipt by the Company of an opinion of counsel to the Company that as a result of any amendment to, or change (including any final and adopted (or enacted) prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, there exists a material risk that interest payable by the Company on the Subordinated Notes is not, or within 120 days after the receipt of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes. “Investment Company Event” means the receipt by the Company of an opinion of counsel to the Company to the effect that there is a material risk that the Company is or, within 120 days after the receipt of such opinion will be, required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

(b)Redemption on or After Fifth Anniversary. On or after the fifth anniversary of the Issue Date, upon giving the notice required in Section 13(c), this Subordinated Note will be redeemable at the option of and by the Company, in whole or in part at any time or from time to time, upon any Interest Payment Date, at an amount equal to 100% of the outstanding principal amount outstanding plus accrued but unpaid interest to but excluding the Redemption Date.

(c)Notice of Redemption. Notice of redemption of this Subordinated Note will be given by first class mail, postage prepaid, addressed to the Holder at its last address appearing on the books of the Registrar. In the case of redemption under Section 13(b), such notice will be mailed at least 30 days and not more than 60 days before the Redemption Date. Any notice mailed as provided in this Subordinated Note will be conclusively presumed to have been duly given, whether or not the Holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to the Holder will not affect the validity of the proceedings for the redemption of any other Holders. Each notice of redemption given to the Holder will state the Redemption Date, the principal amount of this Subordinated

Note to be redeemed, the redemption price and the place or places where this Subordinated Note is to be surrendered for payment of the redemption price.

(d)Partial Redemption. If less than the then outstanding principal amount of this Subordinated Note is redeemed, (i) a new note will be issued representing the unredeemed portion without charge to the Holder thereof and (ii) such redemption will be effected on a pro rata basis as to the Holders, subject to adjustments in the discretion of the Company (which will be provided to the Paying Agent and Registrar in writing) to ensure the unredeemed portion of this Subordinated Note remains in an authorized denomination hereunder. For purposes of clarity, upon a partial redemption, a like percentage of the principal amount of every Subordinated Note held by every Holder will be redeemed; provided however that the Company may round the portion to be redeemed of this Subordinated Note up or down so that the unredeemed amount remains an authorized denomination hereunder, without any impact on the pro rata amount to be redeemed from other Holders (which will be provided to the Paying Agent in writing).

(e)Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date all funds necessary for the redemption have been deposited by the Company in trust for the pro rata benefit of the Holders of the Subordinated Notes called for redemption, so as to be and continue to be available solely therefor, then, notwithstanding that any Subordinated Notes so called for redemption have not been surrendered for cancellation, on and after the Redemption Date interest will cease to accrue on all Subordinated Notes so called for redemption, all Subordinated Notes so called for redemption will no longer be deemed outstanding and all rights with respect to such Subordinated Notes will forthwith on such Redemption Date cease and terminate, except only the right of the Holders thereof to receive the amount payable on such redemption held in trust, without interest. Any funds unclaimed at the end of two years from the Redemption Date will, to the extent permitted by law, be released to the Company, after which time the Holders of the Subordinated Notes so called for redemption will look only to the Company for payment of the redemption price of such Subordinated Notes.

(f)No Redemption at Option of Holder. This Subordinated Note is not subject to redemption at the option of the Holder.

(g)Regulatory Approvals. Notwithstanding anything in this Subordinated Note to the contrary, any such redemption will be subject to the receipt of any and all required federal and state regulatory approvals or non-objections.

(h)Purchase and Resale of the Subordinated Notes. Subject to any required regulatory approvals and the provisions of this Subordinated Note, the Company will have the right to purchase any of the Subordinated Notes at any time in the open market, private transactions or otherwise. If the Company purchases any Subordinated Notes, it may, in its discretion, hold, resell or cancel any of the purchased Subordinated Notes.

14.Notices. All notices and other communications hereunder will be in writing and will be delivered personally or by nationally recognized overnight courier service or sent by U.S. mail or by facsimile transmission, at the respective addresses or transmission numbers set forth below and will be deemed delivered in the case of personal delivery, facsimile transmission, when received; in the case of mail, upon the earlier of actual receipt or five business days after deposit in the United States Postal Service, first class certified or registered mail, postage prepaid, return receipt requested; and in the case of an overnight courier service, one business day after delivery to such courier service with instructions for overnight delivery. Each party may change its contact information by written notice to the other party sent as provided in this Section. All communications must be in writing and addressed as follows: (i) if to the Company: Investar Holding

Corporation, 10500 Coursey Boulevard, 3rd Floor, Baton Rouge, Louisiana 70816, Attention: John J. D’Angelo; and (ii) if to a Holder: to the address indicated for the Holder on the Security Register.

15.Conflicts; Governing Law; Interpretation. In the case of any conflict between the provisions of this Subordinated Note and the Purchase Agreement, the provisions of this Subordinated Note will control. This Subordinated Note will be construed in accordance with, and be governed by, the laws of New York without giving effect to any conflicts of law provisions of such laws. This Subordinated Note is intended to meet the criteria for qualification of the outstanding principal as tier 2 capital under the regulatory guidelines of the Federal Reserve. If at any time the Company is subject to consolidated capital requirements under applicable regulations of the Federal Reserve and after such time all or any portion of this Subordinated Note ceases to be deemed to be tier 2 capital, other than due to the limitation imposed on the capital treatment of subordinated debt during the five years immediately preceding the Stated Maturity Date, the Company will promptly notify the Holder, and thereafter, subject to the Company’s right to redeem this Subordinated Note under such circumstances pursuant to the terms of this Subordinated Note, if requested by the Company, the Company and the Holder will work together in good faith to execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by this Subordinated Note to qualify as tier 2 capital. All references in this Subordinated Note to days are to calendar days, unless otherwise expressly noted.

16.Successors and Assigns. This Subordinated Note will be binding upon the Company and inure to the benefit of the Holder and its respective successors and permitted assigns. Subject to any restrictions on transfer under federal or state securities laws, the Holder may assign all, or any part of, or any interest in, the Holder’s rights and benefits hereunder at any time without notice to or consent of the Company, and the failure of Holder to comply with the requirements of Section 4 will have no effect of the effectiveness of such assignment. The Company may not assign this Subordinated Note or its obligations hereunder except as provided in Section 10 hereto or with the prior written consent of the Holder to the extent set forth in Section 11.

17.Notes Solely Corporate Obligations. No recourse under or upon any obligation, covenant or agreement contained in this Subordinated Note, or for any claim based thereon or otherwise in respect thereof, will be had against any past, present or future shareholder, employee, officer, or director, as such, of the Company or of any predecessor or successor, either directly or through the Company or any predecessor or successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Subordinated Note by the Holder and as part of the consideration for the issuance of this Subordinated Note.

18.Global Subordinated Notes.

(a)Provided that applicable depository eligibility requirements are met, upon the written election of any holder of Subordinated Notes that is a qualified institutional buyer, as defined in Rule 144A under the Securities Act (“Qualified Institutional Buyer”), the Company will use its commercially reasonable efforts to provide that the Subordinated Notes owned by holders of Subordinated Notes that are Qualified Institutional Buyers will be issued in the form of one or more global Subordinated Notes (each a “Global Subordinated Note”) registered in the name of The Depository Trust Company or another organization registered as a clearing agency under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and designated as depositary by the Company or any successor thereto (the “Depositary”) or a nominee thereof and delivered to such Depositary or a nominee thereof.

(b)Notwithstanding any other provision herein, no Global Subordinated Note may be exchanged in whole or in part for Subordinated Notes registered, and no transfer of a Global Subordinated Note in whole or in part may be registered, in the name of any person other than the Depositary for such Global Subordinated Note or a nominee thereof unless (i) such Depositary advises the Company in writing that such Depositary is no longer willing or able to properly discharge its responsibilities as Depositary with respect to such Global Subordinated Note, and no qualified successor is appointed by the Company within 90 days of receipt by the Company of such notice, (ii) such Depositary ceases to be a clearing agency registered under the Exchange Act and no successor is appointed by the Company within 90 days after obtaining knowledge of such event, (iii) the Company elects to terminate the book-entry system through the Depositary or (iv) an Event of Default (as defined in Section 9) will have occurred and be continuing. Upon the occurrence of any event specified in clause (i), (ii), (iii) or (iv) of this Section 18(b), the Company or its agent will notify the Depositary and instruct the Depositary to notify all owners of beneficial interests in such Global Subordinated Note of the occurrence of such event and of the availability of Subordinated Notes to such owners of beneficial interests requesting the same.

(c)If any Global Subordinated Note is to be exchanged for other Subordinated Notes or canceled in part, or if another Subordinated Note is to be exchanged in whole or in part for a beneficial interest in any Global Subordinated Note, then either (i) such Global Subordinated Note will be so surrendered for exchange or cancellation as provided in this Section 18 or (ii) the principal amount thereof will be reduced or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the principal amount of such other Subordinated Note to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Company or, if applicable, the Registrar, whereupon the Company or, if applicable, the Registrar, in accordance with the applicable rules and procedures of the Depositary (“Applicable Depositary Procedures”), will instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Subordinated Note by the Depositary, accompanied by registration instructions, the Company will execute and deliver any Subordinated Notes issuable in exchange for such Global Subordinated Note (or any portion thereof) in accordance with the instructions of the Depositary.

(d)Every Subordinated Note executed and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Subordinated Note or any portion thereof will be executed and delivered in the form of, and will be, a Global Subordinated Note, unless such Subordinated Note is registered in the name of a person other than the Depositary for such Global Subordinated Note or a nominee thereof.

(e)The Depositary or its nominee, as the registered owner of a Global Subordinated Note, will be the holder of such Global Subordinated Note for all purposes under this Subordinated Note, and owners of beneficial interests in a Global Subordinated Note will hold such interests pursuant to Applicable Depositary Procedures. Accordingly, any such owner’s beneficial interest in a Global Subordinated Note will be shown only on, and the transfer of such interest will be effected only through, records maintained by the Depositary or its nominee or its Depositary participants. If applicable, the Registrar will be entitled to deal with the Depositary for all purposes relating to a Global Subordinated Note (including the payment of principal and interest thereon and the giving of instructions or directions by owners of beneficial interests therein and the giving of notices) as the sole holder of the Subordinated Note and will have no obligations to the owners of beneficial interests therein. The Registrar will have no liability in respect of any transfers affected by the Depositary.

(f)The rights of owners of beneficial interests in a Global Subordinated Note will be exercised only through the Depositary and will be limited to those established by law and agreements between such owners and the Depositary and/or its participants.

(g)No holder of any beneficial interest in any Global Subordinated Note held on its behalf by a Depositary will have any rights with respect to such Global Subordinated Note, and such Depositary may be treated by the Company and any agent of the Company as the owner of such Global Subordinated Note for all purposes whatsoever. Neither the Company nor any agent of the Company will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Subordinated Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Notwithstanding the foregoing, nothing herein will prevent the Company or any agent of the Company from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary (or its nominee) as holder of any Subordinated Note.

19.Charges and Transfer Taxes. No service charge will be made for any registration of transfer or exchange of this Subordinated Note, or any redemption or repayment of this Subordinated Note, or any conversion or exchange of this Subordinated Note for other types of securities or property, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of this Subordinated Note from the Holder requesting such transfer or exchange.

20.Priority. The Subordinated Notes rank pari passu among themselves and pari passu, in the event of any insolvency proceeding, dissolution, assignment for the benefit of creditors, reorganization, restructuring of debt, marshaling of assets and liabilities or similar proceeding or any liquidation or winding up of the Company, with all other present or future unsecured subordinated debt obligations of the Company, except any unsecured subordinated debt that, by its express terms, is senior or subordinate in right of payment to the Subordinated Notes.

21.No Sinking Fund; Convertibility. This Subordinated Note is not entitled to the benefit of any sinking fund. This Subordinated Note is not convertible into or exchangeable for any of the equity securities, other securities or assets of the Company or any subsidiary of the Company.

22.Further Issues. The Company may, from time to time, without the consent of the Holder, create and issue additional notes having the same terms and conditions as the Subordinated Notes (except for the issue date, issue price and initial Interest Payment Date) so that such additional notes will be consolidated and form a single series with the Subordinated Notes and rank equally and ratably with the Subordinated Notes. In addition, nothing herein will act to prohibit, limit or impede Company from issuing additional debt of Company having the same rank as the Subordinated Notes or which may be junior or senior in rank to the Subordinated Notes.

ASSIGNMENT FORM

To assign this Subordinated Note, fill in the form below: (I) or (we) assign and transfer this Subordinated Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint _______________________ agent to transfer this Subordinated Note on the books of the Company. The agent may substitute another to act for him or her.

Date:	Your signature:
(Sign exactly as your name appears on the face of this Subordinated Note)

Tax Identification No:

Signature Guarantee:
(Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

The undersigned certifies that it [is / is not] an Affiliate of the Company and that, to its knowledge, the proposed transferee [is / is not] an Affiliate of the Company.

In connection with any transfer or exchange of this Subordinated Note occurring prior to the date that is one year after the later of the date of original issuance of this Subordinated Note and the last date, if any, on which this Subordinated Note was owned by the Company or any Affiliate of the Company, the undersigned confirms that this Subordinated Note is being:

CHECK ONE BOX BELOW:

☐	(1) acquired for the undersigned’s own account, without transfer;

☐	(2) transferred to the Company;

☐	(3) transferred in accordance and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”);

☐	(4) transferred under an effective registration statement under the Securities Act;

☐	(5) transferred in accordance with and in compliance with Regulation S under the Securities Act;

☐
(6)    transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) or an “accredited investor” (as defined in Rule 501(a)(4) under the Securities Act), that has furnished a signed letter containing certain representations and agreements; or

☐	(7) transferred in accordance with another available exemption from the registration requirements of the Securities Act.
Unless one of the boxes is checked, the Company will refuse to register this Subordinated Note in the name of any person other than the registered holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Company may require, prior to registering any such transfer of this Subordinated Note, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act such as the exemption provided by Rule 144 under such Act.

Signature:

Signature Guarantee:
(Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-l5).

TO BE COMPLETED BY PURCHASER IF BOX (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Subordinated Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:	Signature:

EXHIBIT B
OPINION OF COUNSEL
1.    Each of the Company and its Subsidiaries (i) has been organized or formed, as the case may be, is validly existing and is in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to carry on its business as currently conducted and to own, lease and operate its properties and assets as described in the Company Financial Statements and (iii) is duly qualified or licensed to do business and is in good standing as a foreign corporation, partnership or other entity as the case may be, in each jurisdiction in which such qualification or licensing is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect.
2.    The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended.
3.    The Bank is an insured depository institution under Section 3(c)(2) of the Federal Deposit Insurance Act, as amended.
4.    The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents to which it is a party and to consummate the transactions contemplated by the Transaction Documents.
5.    The Agreement has been duly authorized, executed and delivered by the Company. The Agreement constitutes a legal valid and binding obligation of Company, enforceable against Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar Laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.
6.    The Subordinated Notes have been duly authorized by the Company and when duly executed, authenticated, issued and delivered to and paid for by the Purchasers in accordance with the terms of the Agreement, will constitute, valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar Laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.
7.    Assuming the accuracy of the representations and warranties of each of the Purchasers and the Company set forth in the Agreement, the Subordinated Notes to be issued and sold by the Company to the Purchasers in accordance with the Agreement will be issued in a transaction exempt from the registration requirements of the Securities Act, it being understood that counsel expresses no opinion as to any subsequent transfer, sale or conveyance of the Subordinated Notes.
The opinion letter of Company’s counsel will be subject to customary limitations and carveouts, and such counsel may rely as to matters of fact upon such certificates of the officers of Company and Bank or governmental officials as such counsel deems appropriate.

EXHIBIT C
REGISTRATION RIGHTS PROVISIONS
1.Definitions.  All capitalized terms used herein that are defined in Section 1 of the Agreement will have the same meanings herein this Exhibit C. Capitalized terms used and not otherwise defined in Section 1 of the Agreement will have the meanings given such terms in this Section 1 of Exhibit C:

“Effective Date” means the time and date that the Registration Statement filed pursuant to Section 2 is first declared effective by the Commission or otherwise becomes effective.
“Effectiveness Period” has the meaning set forth in Section 2.
“Electing Holders” means one or more Holders that hold no less than a majority in aggregate principal amount of the Registrable Securities then held by the Holders.
“Holder” or “Holders” means (i) the Purchasers and (ii) permitted assignees of the Purchasers who are assigned rights under the Agreement, in each case to the extent that they continue to hold Registrable Securities.
“Indemnified Party” has the meaning set forth in Section 5(c).
“Indemnifying Party” has the meaning set forth in Section 5(c).
“Losses” has the meaning set forth in Section 5(a).
“Plan of Distribution” means the plan of distribution in substantially the form attached hereto as Annex A.
“Proceeding” means a pending action, claim, suit, or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition) or investigation known to the Company to be threatened.
“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.
“Registrable Securities” means, as of any date of determination, the Subordinated Notes; provided, however, that any such Registrable Securities will cease to be Registrable Securities (and the Company will not be required to maintain the effectiveness of any Registration Statement hereunder with respect thereto) to the extent that (a) such Registrable Securities have been disposed of by the Holder in accordance with an effective Registration Statement, (b) such Registrable Securities have been sold in accordance with Rule 144, or (c) the Registrable Securities become eligible for resale without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144.

“Registration Statement” means a registration statement in the form required to register the resale of the Registrable Securities, and including the Prospectus, amendments and supplements to each such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.
“Rule 144” means Rule 144 promulgated by the Commission under the Securities Act.
2.Registration. The Company will use commercially reasonable efforts to prepare and, within 60 days following the Closing, file with the Commission a Registration Statement covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415 promulgated under the Securities Act. The Registration Statement will contain (except if otherwise requested by the Electing Holders or required pursuant to written comments received from the Commission upon a review of such Registration Statement) the Plan of Distribution. The Company will use its commercially reasonable efforts to cause the Registration Statement to be declared effective or otherwise to become effective under the Securities Act as soon as practicable after the filing, and will use its commercially reasonable efforts to keep the Registration Statement (or a replacement Registration Statement) continuously effective under the Securities Act until the date that all Registrable Securities covered by such Registration Statement (a) have been disposed of by the Holder in accordance with an effective Registration Statement, (b) have been sold in accordance with Rule 144, or (c) become eligible for resale without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 (the “Effectiveness Period”). Notwithstanding the foregoing, the Company’s obligations under this Section will be suspended during any period in which Form S-3 is not available for the registration of the resale of all Registrable Securities.

3.Registration Procedures. The procedures to be followed by the Company and each selling Holder, and the respective rights and obligations of the Company and such Holders, with respect to the preparation, filing and effectiveness of a Registration Statement, and the distribution of Registrable Securities pursuant thereto, are as follows:

(a)At least five Business Days prior to the filing of a Registration Statement and not less than one Business Day prior to the filing of any related Prospectus (other than any amendment or supplement made through the incorporation by reference of ordinary course Exchange Act filings), the Company will furnish to the Holders copies of all such documents proposed to be filed (other than those incorporated or deemed to be incorporated by reference), which documents will be subject to the reasonable review of such Holders.

(b)The Company will use commercially reasonable efforts to (i) prepare and file with the Commission such amendments, including post-effective amendments, and supplements to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period; and (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 promulgated under the Securities Act.

(c)The Company will comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statement and the disposition of all Registrable Securities covered by the Registration Statement.

(d)During the Effectiveness Period, the Company will furnish to each Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Person (including those incorporated by reference) promptly after the filing of such documents with the Commission; provided, however, that the Company will not have any obligation to provide any document pursuant to this clause that is available on the EDGAR system.

(e)The Company will promptly deliver to each Holder, without charge, as many copies of each Prospectus (other than any amendment or supplement made through the incorporation by reference of ordinary course Exchange Act filings) as such Holders may reasonably request during the Effectiveness Period. The Company consents to the use of such Prospectus by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus in accordance with this Agreement. Each Holder agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to any Registration Statement and notify the Company following the sale of Registrable Securities to a third party as promptly as reasonably practicable, and in any event within 10 days following the sale of such Registrable Securities.

(f)The Company will use commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the applicable state securities or blue sky laws of those jurisdictions within the United States as any Holder reasonably requests in writing to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and use its commercially reasonable efforts to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statements; provided, that the Company will not be required to (i) qualify generally to do business or as a dealer in securities in any jurisdiction where it is not then so qualified or (ii) take any action which would subject the Company to general service of process or any material tax in any such jurisdiction where it is not then so subject.

(g)If requested by a Holder, the Company will cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates will be free, to the extent permitted by the Agreement, of all restrictive legends.

(h)Each Holder will furnish to the Company such information regarding the Holder and the distribution proposed by the Holders as the Company may reasonably request and as will be reasonably required in connection with any registration referenced hereunder. Each Holder agrees to, as promptly as practicable (and in any event prior to any sales made pursuant to a Prospectus), furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by the Holder not misleading. Notwithstanding anything to the contrary herein, the Company will be under no obligation to name or include a Holder in any Registration Statement if such Holder has not provided the information required by this Section 3(h) with respect to such Holder as a selling securityholder in such Registration Statement or any related Prospectus within a reasonable time prior to filing such Registration Statement, and the Company will be under no further obligation to update or amend such Registration Statement to name or include such Holder upon the subsequent delivery of such information after the filing of a Registration Statement.

(i)The Company will promptly notify the Holders (i) of the issuance by the Commission or any other Governmental Entity of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose, (ii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose, (iii) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iv) of the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus, provided, however, in no event will any such notice contain any information which would constitute material, non-public information regarding the Company or any of its Subsidiaries. Each Holder agrees to keep confidential the receipt of any notice received under this Section 3(i) and the contents thereof (other than a notice with respect to clause (i)), except as required pursuant to applicable Law.

(j)The Company will use commercially reasonable efforts to obtain the withdrawal of any order stopping or suspending the effectiveness of a Registration Statement or any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction.

4.Registration Expenses.  All fees and expenses incident to the Company’s performance of or compliance with its obligations under this Agreement (excluding any underwriting discounts and selling commissions) will be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence will include, without limitation, (i) all registration and filing fees, (ii) printing expenses, if the printing of prospectuses is reasonably requested by the holders of a majority of the Registrable Securities included in the Registration Statement, (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated hereby. For the avoidance of doubt, each Holder will pay all underwriting and placement discounts and commissions, agency and placement fees, brokers’ commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities, as well as any other legal expenses or other costs incurred by such Holders in connection with the transactions contemplated hereby.

5.Indemnification.

(a)Indemnification by the Company. To the extent permitted by Law, the Company will indemnify and hold harmless each Holder and each underwriter, broker-dealer or selling agent, if any, which facilitates the disposition of Registrable Securities, the officers, directors, agents, partners, members, stockholders and employees of each of them, each Person who controls any such Holder, underwriter, broker-dealer or selling agent (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such Losses arise out of or are based upon any untrue statements, alleged untrue statements, omissions or alleged omissions that are based solely upon information regarding such Holder, underwriter, broker-dealer or selling agent furnished in writing to the Company by such Person expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose)  or (ii)  in the case of an occurrence of an event of the type specified in Section 3(i), such Losses arise out of or are based upon the use by such Holder of an outdated, defective or otherwise unavailable Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated, defective or otherwise unavailable for use by such Holder. The Company will notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

(b)Indemnification by Holders. Each Holder will, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely out of or based solely upon (i) any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any other form of prospectus, or in any amendment or supplement thereto, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, or any other form of prospectus, or supplement thereto, in light of the circumstances under which they were made not misleading to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder in the Questionnaire or otherwise expressly for use therein, and (ii) any violation or alleged violation by such Holder of Section 3(e), Section 3(i) or Section 6(b) hereof. In no event will the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)Conduct of Indemnification Proceedings. If any Proceeding will be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party will promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party will be permitted to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party (whose approval will not be unreasonably withheld) and the payment of all fees and expenses incurred in connection with defense thereof; provided, however, that the failure of any Indemnified Party to give such notice will not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it will be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure will have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party will have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party will have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding (whose approval will not be unreasonably withheld); or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party will have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party will not have the right to assume the defense thereof and such counsel will be at the expense of the Indemnifying Party); provided that the Indemnifying Party will not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties. The Indemnifying Party will not be liable for any settlement of any such Proceeding effected without its written consent, which consent will not be unreasonably withheld. No Indemnifying Party will, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.
All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) will be paid to the Indemnified Party, as incurred, promptly upon receipt of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d)Contribution. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, will contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses will be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Holder will be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may otherwise have to the Indemnified Parties.

6.Miscellaneous.

(a)Remedies. In the event of a breach by the Company or by a Holder, of any of its obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and hereunder, including recovery of damages, will be entitled to specific performance of its rights hereunder.  The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions hereunder and further agree that, in the event of any action for specific performance in respect of such breach, it will waive the defense that a remedy at law would be adequate.

(b)Discontinued Disposition.  By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(j) or 3(i), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed.  The Company will use commercially reasonable efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable.  The Company may provide appropriate stop orders to enforce the provisions of this Section 6(b).

(c)Amendments and Waivers. No provision hereof may be waived or amended except in a written instrument signed by the Company and the Electing Holders. No waiver of any default with respect to any provision, condition or requirement of this Agreement will be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor will any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(d)Interpretation. When a reference is made in this Exhibit to a Section, such reference is to a Section of this Exhibit unless otherwise indicated. Any statute, rule or regulation defined or referred to in this Exhibit means such statute, rule or regulation as of the date of this Agreement as the same may be amended from time to time. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Exhibit refer to this Exhibit as a whole and not to any particular provision of the Exhibit. This Exhibit forms part of, and is incorporated into, the Agreement to which this Exhibit relates. Except to the extent of any Accordingly, this Exhibit should be read together with the Agreement, except to the extent of any irreconcilable conflict between the Agreement and this Exhibit, in which case, the terms of this Exhibit will prevail.

ANNEX A
PLAN OF DISTRIBUTION
We are registering the subordinated notes previously issued to permit the resale of these subordinated notes by the holders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the subordinated notes. We will bear all fees and expenses incident to our obligation to register the subordinated notes, except that, if the subordinated notes are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions.
The selling shareholders may sell all or a portion of the subordinated notes beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. The subordinated notes may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	in the over-the-counter market;

•	in transactions otherwise than in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	short sales;

•	sales under Rule 144 of the Securities Act;

•	broker-dealers may agree with the selling shareholders to sell a specified principal amount of such subordinated notes at a stipulated price;

•	a combination of any such methods of sale; and

•	any other method permitted under applicable law.

If the selling shareholders effect such transactions by selling subordinated notes to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the subordinated notes for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the subordinated notes or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the subordinated notes in the course of hedging in positions they assume. The selling shareholders may also sell subordinated notes short and deliver our subordinated notes covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge our subordinated notes to broker-dealers that in turn may sell such subordinated notes.
The selling shareholders may pledge or grant a security interest in some or all of the subordinated notes owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the subordinated notes from time to time pursuant to this prospectus or other applicable provisions of the Securities Act, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the subordinated notes in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
The selling shareholders and any broker-dealer participating in the distribution of the subordinated notes may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the subordinated notes is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate principal amount of our subordinated notes being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.
Under the securities laws of some states, the subordinated notes may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the subordinated notes may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
There can be no assurance that any selling shareholder will sell any or all of the subordinated notes registered pursuant to the registration statement, of which this prospectus forms a part.
The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of our subordinated notes by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the subordinated notes to engage in market-making activities with respect to our subordinated notes. All of the foregoing may affect the marketability of our subordinated notes and the ability of any person or entity to engage in market-making activities with respect to the subordinated notes.

We will pay all expenses of the registration of our subordinated notes under the registration statement of which this prospectus forms a part, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling shareholders will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act, or the selling shareholders will be entitled to contribution. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholders specifically for use in this prospectus or we may be entitled to contribution.
Once sold under the registration statement of which this prospectus forms a part, the subordinated notes will be freely tradable in the hands of persons other than our affiliates.